EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

PITTSBURGH, April 20, 2017 - TriState Capital Holdings, Inc. (NASDAQ: TSC) reported record first quarter earnings per share (EPS) and net income in the three months ended March 31, 2017, driven by revenue growth in private bank and commercial lending, as well as strong contributions by its investment management business.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported EPS of $0.26 in the first quarter of 2017, compared to $0.21 in the first quarter of 2016 and $0.27 in the fourth quarter of 2016. First quarter 2017 EPS grew 23.8% from the year-ago period and 13.0% from the linked quarter, when excluding a $0.04 per share fourth quarter net benefit from non-recurring items. Net income totaled $7.5 million in the first quarter of 2017, compared to $5.8 million in the year-ago period and $7.6 million in the linked quarter, or $6.4 million excluding non-recurring items in the fourth quarter of 2016.

“The consistent earnings power of TriState Capital’s commercial banking, investment management and private banking businesses were on full display in the first quarter of 2017,” Chief Executive Officer James F. Getz said. “Once again, all key financial metrics show very favorable trends, including record first quarter net interest income, investment management fees and earnings, profitable double-digit expansion of loans, substantial growth in relationship deposits, further enhancement of the bank’s superior credit quality, and highly credible investment performance at Chartwell.”

FIRST QUARTER 2017 HIGHLIGHTS

•	EPS grew 23.8% and net income increased 28.2% from the first quarter of 2016

•	Total assets cross $4 billion threshold with $4.1 billion at quarter end

•
Net interest income (NII) of $20.9 million, investment management fees of $9.3 million, total non-interest income of $11.4 million and revenue of $32.3 million each marked first quarter records with strong double-digit growth over the same period last year

•
Recent investments designed to enhance treasury management liquidity drove non-brokered deposit growth of $266.9 million in the first three months of 2017, offsetting a significant strategic reduction in brokered deposits and increasing total deposits by $561.7 million, or 20.4%, from one year prior and $31.1 million, or 0.9%, during the quarter to $3.32 billion

•
Loans grew $640.5 million, or 22.1%, from one year prior and $136.0 million, or 4.0%, during the quarter to $3.54 billion, supporting TriState Capital’s ongoing long-term compound annual growth goal of 15%

•	Strong credit quality continued with non-performing assets (NPAs) declining to 0.45% of assets and adverse-rated credits declining to 1.13% of loans at period end

•	Investment management fees and total non-interest income represented 28.9% and 35.3% of total revenue, respectively

•	Market appreciation and inflows took Chartwell assets under management (AUM) to $8.2 billion

TriState Capital’s total revenue, NII and non-interest income each reached record first quarter levels in the three months ended March 31, 2017. Total revenue was $32.3 million in the first quarter of 2017, compared to $27.3 million in the year-ago quarter and $33.2 million in the linked quarter.

TriState Capital’s diverse loan growth continues to support revenue expansion. NII grew to $20.9 million in the first quarter of 2017, increasing 13.8% from $18.4 million in the first quarter of 2016 and 7.2% from $19.5 million in the linked quarter.

Non-interest income totaled $11.4 million in the first quarter 2017, compared to $8.9 million in the year-ago period and $13.6 million in the linked quarter. TriState Capital’s non-interest income is largely comprised of investment management fees, which were $9.3 million in the first quarter of 2017. These fees reflect the contribution of The Killen Group (TKG) business

EXHIBIT 99

acquired in April 2016 and strong performance of Chartwell’s investment strategies. Chartwell investment management fees were $7.0 million in the year-ago quarter and $10.2 million in the linked quarter.

Other non-interest income was $2.1 million in the first quarter of 2017, compared to $1.9 million in the year-ago quarter and $3.4 million in the linked quarter, with quarter-to-quarter variability primarily reflecting commercial borrower interest rate swap activity.

The bank’s efficiency ratio for the first quarter of 2017 was 57.99%, compared to 63.33% in the linked quarter and 59.40% in the year-ago period. Non-interest expenses were $21.2 million, or 2.15% of average assets on an annualized basis, in the first quarter of 2017 compared to $20.8 million, or 2.19%, in the fourth quarter of 2016. Non-interest expenses in the first quarter of 2016, prior to closing of the TKG investment management acquisition, were $18.0 million, or 2.19% of average assets on an annualized basis.

(Dollars in thousands, except per share data)	Q1 2017	Q4 2016	Q1 2016	FY 2016
Total non-interest expense (GAAP)	$21,158	$20,817	$18,006	$78,794
Non-recurring items:
Change in fair value of previously accrued acquisition earn out	—	2,478	—	3,687
Acquisition-related expense	—	(351)	(1)	(352)
Severance expense	—	(300)	—	(300)
Non-interest expense excluding non-recurring items (non-GAAP)	$21,158	$22,644	$18,005	$81,829
Net impact of non-recurring items on EPS	$—	$0.04	$—	$0.07

BALANCE SHEET GROWTH
Loans totaled $3.54 billion at March 31, 2017, increasing $640.5 million, or 22.1%, over balances at March 31, 2016 and $136.0 million, or 4.0%, from December 31. Private banking loans totaled $1.84 billion at March 31, 2017, growing 34.2% from the end of the year-ago quarter and 5.8% from the end of the linked quarter. The private banking business also posted record first quarter net production of $101.3 million. Commercial loans totaled $1.70 billion at March 31, 2017, growing 11.3% from the end of the year-ago quarter and 2.1% from the end of the linked quarter.

Deposits totaled $3.32 billion at March 31, 2017, increasing $561.7 million, or 20.4%, from March 31, 2016 and $31.1 million, or 0.9%, from December 31. TriState Capital strategically reduced brokered deposits by $235.8 million in the first quarter of 2017, taking advantage of a $266.9 million increase in non-brokered deposits in the period. This illustrates the ongoing success of TriState Capital’s efforts to grow stable and cost-effective relationship deposits and treasury management related liquidity from new and existing accounts through superior client focus and enhanced services and technology.

TriState Capital continues to manage a highly asset-sensitive balance sheet. At March 31, 2017, 89% of TriState Capital’s loan portfolio and 42% of its securities portfolio were floating rate. In addition, 29% of deposits were fixed-rate certificates of deposit.

ASSET QUALITY
The bank’s solid asset quality metrics in the first quarter of 2017 continued to reflect TriState Capital’s disciplined credit culture and the growth of its private banking non-purpose margin loans secured by marketable securities. Private banking comprised 52% of the total loan portfolio at March 31, 2017.

Non-performing assets declined to $18.2 million at March 31, 2017, or 0.45% of total assets, compared to $22.9 million, or 0.67% of assets, at March 31, 2016 and $22.0 million, or 0.56%, at December 31, 2016.

Adverse-rated credits declined 6.3% during the first quarter and 29.6% from March 31, 2016. Adverse-rated credits represented 1.13% of total loans at the end of the first quarter of 2017, 1.96% at March 31, 2016 and 1.25% at December 31, 2016.

EXHIBIT 99

The bank took net charge-offs of $2.8 million, or 0.33% of average total loans, in the first quarter of 2017, attributed to a pair of non-performing loans originated in 2011 and 2008. These charge-offs had been fully reserved for in prior periods. TriState Capital recorded net recoveries of $450,000 in the first quarter of 2016 and net charge-offs $2.6 million, or 0.32% of average total loans, in the fourth quarter of 2016.

Provision expense was $243,000 for the first quarter of 2017, $122,000 in the first quarter of 2016 and $1.2 million in the fourth quarter of 2016.

The company’s allowance for loan losses (ALL) at the end of the first quarter of 2017 reflects declining NPAs and lower levels of provision required for private banking loans. ALL represented 0.46% of total loans at March 31, 2017, compared to 0.64% at March 31, 2016 and 0.55% at December 31, 2016.

INVESTMENT MANAGEMENT
Chartwell’s new business and new flows from existing accounts of $366 million and market appreciation of $177 million offset outflows of $406 million in the first quarter of 2017. AUM totaled $8.2 billion at the end of the first quarter of 2017, compared to $8.1 billion at December 31, 2016. Chartwell’s weighted average fee rate was 0.46% at March 31, 2017.

Investment management fees totaled $9.3 million in the first quarter of 2017, compared to $7.0 million in the first quarter of 2016 and $10.2 million in the fourth quarter of 2016. On an annualized run-rate basis, Chartwell’s revenues increased to $37.9 million at March 31, 2017, from $30.9 million at March 31, 2016 and $37.5 million at December 31, 2016.

Chartwell earned $1.2 million in the first quarter, comprising 15.6% of TriState Capital Holdings’ consolidated net income for the first quarter of 2017.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital’s earnings in the quarter continued to support superior loan growth in the period, while the company maintained capital ratios that exceed the highest required regulatory benchmark levels. As of March 31, 2017, TriState Capital Holdings reported ratios of 12.39% for total risk-based capital, 11.42% for tier 1 risk-based capital, 11.42% for common equity tier 1 risk-based capital and 7.56% for tier 1 leverage.

In January 2017, TriState Capital’s Board of Directors approved share repurchases of up to $5 million. In combination with authorizations granted in 2016, $7.6 million remains available. Over the three months ended March 31, 2017, the company repurchased a total of 44,866 shares for approximately $1.0 million at an average cost of $23.21 per share.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on April 21 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10104656 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through April 28. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the conference number 10104656.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $4.0 billion in assets, as of March 31, 2017, and serves

EXHIBIT 99

middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $8.2 billion in assets under management, as of March 31, 2017, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

###

MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended
(Dollars in thousands)	March 31,	December 31,	March 31,
	2017	2016	2016
Period-end balance sheet data:
Cash and cash equivalents	$112,501	$103,994	$110,493
Total investment securities	234,866	238,473	244,396
Loans held-for-investment	3,537,090	3,401,054	2,896,603
Allowance for loan losses	(16,185)	(18,762)	(18,546)
Loans held-for-investment, net	3,520,905	3,382,292	2,878,057
Goodwill and other intangibles, net	66,746	67,209	50,426
Other assets	140,019	138,489	116,499
Total assets	$4,075,037	$3,930,457	$3,399,871

Deposits	$3,317,880	$3,286,779	$2,756,207
Borrowings, net	349,561	239,510	284,358
Other liabilities	47,937	52,361	29,064
Total liabilities	3,715,378	3,578,650	3,069,629

Total shareholders' equity	359,659	351,807	330,242

Total liabilities and shareholders' equity	$4,075,037	$3,930,457	$3,399,871

Income statement data:
Interest income	$28,737	$26,232	$23,360
Interest expense	7,821	6,719	4,983
Net interest income	20,916	19,513	18,377
Provision for loan losses	243	1,178	122
Net interest income after provision for loan losses	20,673	18,335	18,255
Non-interest income:
Investment management fees	9,340	10,221	7,019
Net gain (loss) on the sale and call of investment securities	(2)	—	1
Other non-interest income	2,071	3,428	1,895
Total non-interest income	11,409	13,649	8,915
Non-interest expense:
Intangible amortization expense	463	462	390
Change in fair value of acquisition earn out	—	(2,478)	—
Other non-interest expense	20,695	22,833	17,616
Total non-interest expense	21,158	20,817	18,006
Income before tax	10,924	11,167	9,164
Income tax expense	3,432	3,596	3,321
Net income	$7,492	$7,571	$5,843

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended
(Dollars in thousands, except per share data)	March 31,	December 31,	March 31,
	2017	2016	2016
Per share and share data:
Earnings per share:
Basic	$0.27	$0.27	$0.21
Diluted	$0.26	$0.27	$0.21
Book value per common share	$12.52	$12.38	$11.67
Tangible book value per common share (1)	$10.19	$10.02	$9.89
Common shares outstanding, at end of period	28,731,963	28,415,654	28,300,798
Weighted average common shares outstanding:
Basic	27,627,285	27,614,296	27,679,445
Diluted	28,717,506	28,349,644	28,241,350

Performance ratios:
Return on average assets (2)	0.76%	0.79%	0.71%
Return on average equity (2)	8.52%	8.67%	7.15%
Net interest margin (2) (3)	2.24%	2.16%	2.34%
Bank efficiency ratio (1)	57.99%	63.33%	59.40%
Efficiency ratio (1)	64.02%	67.79%	64.55%
Non-interest expense to average assets (2)	2.15%	2.19%	2.19%

Asset quality:
Non-performing loans	$14,053	$17,790	$21,152
Non-performing assets	$18,231	$21,968	$22,882
Other real estate owned	$4,178	$4,178	$1,730
Non-performing assets to total assets	0.45%	0.56%	0.67%
Non-performing loans to total loans	0.40%	0.52%	0.73%
Allowance for loan losses to loans	0.46%	0.55%	0.64%
Allowance for loan losses to non-performing loans	115.17%	105.46%	87.68%
Net charge-offs (recoveries)	$2,820	$2,627	$(450)
Net charge-offs (recoveries) to average total loans (2)	0.33%	0.32%	(0.06)%

Revenue:
Total revenue (1)	$32,327	$33,162	$27,291
Pre-tax, pre-provision net revenue (1)	$11,169	$12,345	$9,285

Capital ratios:
Tier 1 leverage ratio	7.56%	7.90%	8.83%
Common equity tier 1 risk-based capital ratio	11.42%	11.49%	11.76%
Tier 1 risk-based capital ratio	11.42%	11.49%	11.76%
Total risk-based capital ratio	12.39%	12.66%	13.36%

Investment Management Segment:
Assets under management	$8,192,000	$8,055,000	$8,579,000
Adjusted EBITDA (1)	$2,475	$2,797	$1,802

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$114,709	$238	0.84%	$118,807	$177	0.59%	$102,680	$133	0.52%
Federal funds sold	6,427	11	0.69%	5,922	6	0.40%	6,053	5	0.33%
Investment securities available-for-sale	168,083	854	2.06%	177,712	847	1.90%	176,307	743	1.69%
Investment securities held-to-maturity	54,591	574	4.26%	52,464	550	4.17%	47,278	466	3.96%
FHLB stock	12,376	102	3.34%	8,518	150	7.01%	8,602	97	4.54%
Total loans	3,448,837	27,019	3.18%	3,249,874	24,563	3.01%	2,834,964	21,988	3.12%
Total interest-earning assets	3,805,023	28,798	3.07%	3,613,297	26,293	2.89%	3,175,884	23,432	2.97%
Other assets	185,357			176,395			137,811
Total assets	$3,990,380			$3,789,692			$3,313,695

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$217,704	$362	0.67%	$204,555	$272	0.53%	$144,473	$153	0.43%
Money market deposit accounts	1,916,428	4,098	0.87%	1,860,468	3,529	0.75%	1,551,068	2,207	0.57%
Certificates of deposit	934,913	2,253	0.98%	888,721	2,078	0.93%	893,449	1,778	0.80%
Borrowings:
FHLB borrowing	270,222	554	0.83%	185,000	286	0.62%	187,253	291	0.63%
Subordinated notes payable, net	34,528	554	6.51%	34,477	554	6.39%	34,326	554	6.49%
Total interest-bearing liabilities	3,373,795	7,821	0.94%	3,173,221	6,719	0.84%	2,810,569	4,983	0.71%
Noninterest-bearing deposits	218,007			220,637			151,940
Other liabilities	41,960			48,372			22,550
Shareholders' equity	356,618			347,462			328,636
Total liabilities and shareholders' equity	$3,990,380			$3,789,692			$3,313,695

Net interest income (1)		$20,977			$19,574			$18,449
Net interest spread			2.13%			2.05%			2.26%
Net interest margin (1)			2.24%			2.16%			2.34%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	March 31, 2017		December 31, 2016		March 31, 2016
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$1,837,207	51.9%	$1,735,928	51.0%	$1,368,971	47.3%
Middle-market banking loans:
Commercial and industrial	585,846	16.6%	587,423	17.3%	612,272	21.1%
Commercial real estate	1,114,037	31.5%	1,077,703	31.7%	915,360	31.6%
Total middle-market banking loans	1,699,883	48.1%	1,665,126	49.0%	1,527,632	52.7%
Loans held-for-investment	$3,537,090	100.0%	$3,401,054	100.0%	$2,896,603	100.0%

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$28,661	$—	$76	$28,737	$23,287	$—	$73	$23,360
Interest expense	7,270	—	551	7,821	4,432	—	551	4,983
Net interest income (loss)	21,391	—	(475)	20,916	18,855	—	(478)	18,377
Provision for loan losses	243	—	—	243	122	—	—	122
Net interest income (loss) after provision for loan losses	21,148	—	(475)	20,673	18,733	—	(478)	18,255
Non-interest income:
Investment management fees	—	9,396	(56)	9,340	—	7,073	(54)	7,019
Net gain (loss) on the sale and call of investment securities	(2)	—	—	(2)	1	—	—	1
Other non-interest income	2,070	1	—	2,071	1,895	—	—	1,895
Total non-interest income	2,068	9,397	(56)	11,409	1,896	7,073	(54)	8,915
Non-interest expense:
Intangible amortization expense	—	463	—	463	—	390	—	390
Other non-interest expense	13,605	7,039	51	20,695	12,325	5,293	(2)	17,616
Total non-interest expense	13,605	7,502	51	21,158	12,325	5,683	(2)	18,006
Income (loss) before tax	9,611	1,895	(582)	10,924	8,304	1,390	(530)	9,164
Income tax expense (benefit)	2,928	727	(223)	3,432	2,990	532	(201)	3,321
Net income (loss)	$6,683	$1,168	$(359)	$7,492	$5,314	$858	$(329)	$5,843

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “total revenue,” “pre-tax, pre-provision net revenue,” “efficiency ratio,” and “adjusted EBITDA.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of investment securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding acquisition related items and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

“Adjusted EBITDA” is defined as net income before interest expense, income taxes, depreciation and amortization as well as excluding acquisition related items. We use this measure particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings, excluding certain non-cash items and the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2017	2016	2016
Tangible book value per common share:
Total shareholders' equity	$359,659	$351,807	$330,242
Less: intangible assets	66,746	67,209	50,426
Tangible common equity	$292,913	$284,598	$279,816
Common shares outstanding	28,731,963	28,415,654	28,300,798
Tangible book value per common share	$10.19	$10.02	$9.89

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Pre-tax, pre-provision net revenue:
Net interest income	$20,916	$19,513	$18,377
Total non-interest income	11,409	13,649	8,915
Less: net gain (loss) on the sale and call of investment securities	(2)	—	1
Total revenue	32,327	33,162	27,291
Less: total non-interest expense	21,158	20,817	18,006
Pre-tax, pre-provision net revenue	$11,169	$12,345	$9,285

Efficiency ratio:
Total non-interest expense	$21,158	$20,817	$18,006
Plus: change in fair value of acquisition earn out	—	2,478	—
Less: acquisition related items	—	351	1
Less: intangible amortization expense	463	462	390
Total non-interest expense, as adjusted (numerator)	$20,695	$22,482	$17,615
Total revenue (denominator)	$32,327	$33,162	$27,291
Efficiency ratio	64.02%	67.79%	64.55%

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Bank pre-tax, pre-provision net revenue:
Net interest income	$21,391	$19,986	$18,855
Total non-interest income	2,068	3,427	1,896
Less: net gain (loss) on the sale and call of investment securities	(2)	—	1
Total revenue	23,461	23,413	20,750
Less: total non-interest expense	13,605	14,827	12,325
Pre-tax, pre-provision net revenue	$9,856	$8,586	$8,425

Bank efficiency ratio:
Total non-interest expense (numerator)	$13,605	$14,827	$12,325
Total revenue (denominator)	$23,461	$23,413	$20,750
Bank efficiency ratio	57.99%	63.33%	59.40%

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Investment Management EBITDA:
Net income	$1,168	$2,851	$858
Interest expense	—	—	—
Income taxes expense	727	1,524	532
Depreciation expense	117	87	21
Intangible amortization expense	463	462	390
EBITDA	2,475	4,924	1,801
Change in fair value of acquisition earn out	—	(2,478)	—
Acquisition related items	—	351	1
Adjusted EBITDA	$2,475	$2,797	$1,802